Exhibit 23.2

Peter Messineo Certified Public Accountant 2471 North McMullen Booth Road, Suite 302 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated April 9, 2012 relating to the consolidated financial statements pertaining to Medytox Solutions, Inc., included in its Annual Report (Form 10-K/A) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/Peter Messineo, CPA

Peter Messineo, CPA

Clearwater, Florida

December 23, 2013